                           SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                             MICROSOFT CORPORATION
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


                             MICROSOFT CORPORATION
             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                 [LOGO OF MICROSOFT CORPORATION APPEARS HERE]

                                                             September 27, 1996

Dear Shareholder:

     You are cordially invited to attend the annual meeting of shareholders of Microsoft Corporation which will be held at the Meydenbauer Center, 11100 N.E. 6th Street, Bellevue, Washington, on November 12, 1996, at 8:00 a.m. I look forward to greeting as many of our shareholders as possible.

     Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

     Whether or not you attend the annual meeting it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date, and promptly return the enclosed proxy in the enclosed postage-paid envelope. If you decide to attend the annual meeting and vote in person, you will of course have that opportunity.

     On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company.

                                       Sincerely,

                                       /s/ Robert J. Herbold

                                       Robert J. Herbold
                                       Executive Vice President and Chief
                                       Operating Officer

                             MICROSOFT CORPORATION
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               NOVEMBER 12, 1996

To The Shareholders:

  The annual meeting of the shareholders of Microsoft Corporation will be held at the Meydenbauer Center, 11100 N.E. 6th Street, Bellevue, Washington, on November 12, 1996, at 8:00 a.m. for the following purposes:

    1. To elect directors.

    2. To approve an amendment to the Company's 1991 Stock Option Plan to reserve an additional 100,000,000 shares of common stock for issuance thereunder.

    3. To approve the adoption of the 1997 Employee Stock Purchase Plan, including the reservation of 10,000,000 shares of common stock thereunder.

    4. To transact such other business as may properly come before the meeting.

  Only shareholders of record at the close of business on September 9, 1996 are entitled to notice of, and to vote at, this meeting.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       /s/ William H. Neukom

                                       William H. Neukom, Secretary

Redmond, Washington
September 27, 1996


                                   IMPORTANT

   Whether or not you expect to attend in person, we urge you to sign, date, and return the enclosed Proxy at your earliest convenience. This will ensure the presence of a quorum at the meeting. PROMPTLY SIGNING, DATING, AND RETURNING THE PROXY WILL SAVE THE COMPANY THE EXPENSES AND EXTRA WORK OF ADDITIONAL SOLICITATION. An addressed envelope for which no postage is required if mailed in the United States is enclosed for that purpose. Sending in your Proxy will not prevent you from voting your stock at the meeting if you desire to do so, as your Proxy is revocable at your option.

                             MICROSOFT CORPORATION
                               ONE MICROSOFT WAY
                           REDMOND, WASHINGTON 98052

                      PROXY STATEMENT FOR ANNUAL MEETING
                                OF SHAREHOLDERS
                         TO BE HELD NOVEMBER 12, 1996

  This Proxy Statement, which was first mailed to shareholders on September 27, 1996, is furnished in connection with the solicitation of proxies by the Board of Directors of Microsoft Corporation (the "Company"), to be voted at the annual meeting of the shareholders of the Company, which will be held at 8:00 a.m. on November 12, 1996, at the Meydenbauer Center, 11100 N.E. 6th Street, Bellevue, Washington, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Shareholders who execute proxies retain the right to revoke them at any time prior to the exercise of the powers conferred thereby, by delivering a signed statement to the Secretary of the Company at or prior to the annual meeting or by executing another proxy dated as of a later date. The cost of solicitation of proxies is to be borne by the Company.

  Shareholders of record at the close of business on September 9, 1996 will be entitled to vote at the meeting on the basis of one vote for each share held. On September 9, 1996, there were 596,226,947 shares of common stock outstanding, held of record by 38,044 shareholders.

1. ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

  Eight directors are to be elected at the annual meeting, to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors unless the shareholder indicates to the contrary on the proxy. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy.

NOMINEES

  William H. Gates, 40, was a founder of the Company and has been its Chief Executive Officer and Chairman of the Board since the Company's predecessor partnership was incorporated in 1981. From 1975 to 1981, Mr. Gates was a partner with Paul Allen, Microsoft's other founder, in the predecessor partnership.

  Paul G. Allen, 43, has been a director of the Company since 1990, and also served on the Board from 1981 to 1984. Mr. Allen was a founder of the Company and worked at Microsoft from 1975 to 1984. Mr. Allen owns and invests in a suite of companies exploring the potential of multimedia digital communications. His majority-owned companies include Asymetrix Corporation, Starwave Corporation, Vulcan Ventures Inc., and Ticketmaster Corporation. He is also the owner of the Portland Trail Blazers basketball team, a partner in the entertainment studio DreamWorks SKG, and holds investments in more than 35 technology companies.

  Jill E. Barad, 45, was appointed as a director of the Company in February 1996. Ms. Barad has been president and chief operating officer of Mattel Inc. since 1992, and has been designated to become chief executive officer of Mattel effective January 1, 1997. Starting as a product manager at Mattel in 1981, she was named executive vice president of marketing and worldwide product development in 1986 and, in 1989, president of the girls and activity toys division. In 1990 she was named president of Mattel USA. Ms. Barad is also a director of Mattel, Bank of America National Trust & Savings Association, and BankAmerica Corporation.

  Richard A. Hackborn, 59, has been a director of the Company since 1994. Mr. Hackborn retired in 1993 from Hewlett-Packard Company, which designs, manufactures, and services electronic products and systems for measurement, computation, and communications, and currently serves on that company's Board of Directors.

From 1990 to 1993, he was Hewlett-Packard's Executive Vice President, Computer Products Organization, and from 1984 through 1990, he was its Vice President and General Manager, Peripherals Group.

  David F. Marquardt, 47, has served as a director of the Company since 1981. Mr. Marquardt is a founding general partner of August Capital, formed in 1995, and has been a general partner of various Technology Venture Investors entities, which are private venture capital limited partnerships, since August 1980. He is a director of Auspex Systems, Inc., Farallon Communications, Inc., Visioneer, Inc., and various privately held companies.

  Robert D. O'Brien, 82, has been a director of the Company since 1986. He was Chairman of the Board of PACCAR, Inc. between 1965 and 1978. Between 1974 and 1983, Mr. O'Brien was Chairman of the Board of Univar Corporation and he served on that Board between 1966 and 1985.

  William G. Reed, Jr., 57, has been a director of the Company since 1987. From 1971 to 1986, Mr. Reed was Chairman of Simpson Timber Company, a forest products company. From 1986 to 1996, Mr. Reed was Chairman of Simpson Investment Company, a forest products holding company which is the parent of Simpson Timber Company. He is also a director of Safeco Corporation, Washington Mutual, Inc., and the Seattle Times Company.

  Jon A. Shirley, 58, served as President and Chief Operating Officer of Microsoft from 1983 to 1990. He has been a director of the Company since 1983. Mr. Shirley also serves as Chairman of the Board of Directors of Mentor Graphics Corporation.

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

  The Company's Board of Directors has an Audit Committee, a Compensation Committee, and a Finance Committee. There is no standing nominating committee. Messrs. O'Brien, Reed, and Shirley serve on the Audit Committee, which meets with financial management, the internal auditors, and the independent auditors to review internal accounting controls and accounting, auditing, and financial reporting matters. Messrs. Hackborn, Marquardt, O'Brien, and Reed serve on the Compensation Committee, which reviews the compensation of the Chief Executive Officer and other officers of the Company, reviews executive bonus plan allocations, and grants stock options to officers and employees of the Company under its stock option plan. Messrs. Hackborn, Marquardt, and Shirley serve on the Finance Committee, which reviews and provides guidance to the Board of Directors and management with respect to major financial policies of the Company.

  The Audit Committee and Compensation Committee each met four times during fiscal 1996. The Finance Committee met three times. The entire Board of Directors met four times. All directors attended 75% or more of the aggregate number of Board meetings and committee meetings.

  Messrs. Gates and Allen receive no cash compensation for serving on the Board except for reimbursement of reasonable expenses incurred in attending meetings. Pursuant to agreements with the Company, the other six directors are each paid $8,000 per year plus $1,000 for each Board meeting and $500 for each committee meeting they attend. During fiscal 1996, Messrs. Allen, Marquardt, O'Brien, Reed, and Shirley each received an annual option to purchase 5,000 shares of the Company's common stock, and Ms. Barad received a 15,000-share stock option in connection with her appointment to the Board. The exercise price of each option was the market price of Microsoft common stock on the date of grant.

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS, DIRECTORS, AND MANAGEMENT

  The following table sets forth information regarding the beneficial ownership of the Company's common shares by the nominees for directors, the Company's Chief Executive Officer and the four other highest paid executive officers ("Named Executive Officers"), and the directors and executive officers as a group.

                                         AMOUNT AND NATURE OF
                                         BENEFICIAL OWNERSHIP
                                         OF COMMON SHARES AS
    NAMES                                    OF 9/9/96(1)       PERCENT OF CLASS
    -----                                --------------------   ----------------
    William H. Gates...................      141,108,235(2)(3)        23.7%
    Paul G. Allen......................       53,898,474(4)            9.0
    Jill E. Barad......................                0               0
    Richard A. Hackborn................           10,000(5)            *
    David F. Marquardt.................          339,745(6)            *
    Robert D. O'Brien..................          138,987(7)            *
    William G. Reed, Jr................          228,200(8)            *
    Jon A. Shirley.....................        1,775,915(9)            *
    Steven A. Ballmer..................       29,952,991(2)            5.0
    Robert J. Herbold..................           25,464(10)           *
    Paul A. Maritz.....................          509,029(11)           *
    Bernard R. Vergnes.................          430,250(12)           *
    Executive Officers and Directors
     as a group (22 persons)...........      232,179,493(13)          38.7

- --------
  * Less than 1.0%
 (1) Beneficial ownership represents sole voting and investment power. To the Company's knowledge, the only shareholders who beneficially owned more than 5% of the outstanding common shares as of September 9, 1996, were Messrs. Gates, Allen, and Ballmer.
 (2) The business address for Messrs. Gates and Ballmer is: Microsoft Corporation, One Microsoft Way, Redmond, Washington 98052.
 (3) Does not include 27,280 shares owned by Mr. Gates' wife, as to which he disclaims beneficial ownership.
 (4) Includes 150,000 shares which may be purchased within 60 days of September 9, 1996, pursuant to outstanding stock options ("Vested Options"). Mr. Allen's business address is: The Paul Allen Group, 110-110th Avenue N.E., Suite 530, Bellevue, Washington 98004.
 (5)  Includes 10,000 Vested Options.
 (6)  Includes 105,000 Vested Options.
 (7) Includes 56,264 shares held by RDOB Limited Partnership, a family limited partnership, of which Mr. O'Brien is one of three general partners, and 60,000 Vested Options.
 (8)  Includes 105,000 Vested Options.
 (9) Includes 10,680 shares held by Mr. Shirley as trustee under trusts for two grandsons and 105,000 Vested Options.
(10)  Includes 25,000 Vested Options.
(11)  Includes 504,750 Vested Options.
(12)  Includes 48,750 Vested Options.
(13)  Includes 3,813,907 Vested Options.

             INFORMATION REGARDING EXECUTIVE OFFICER COMPENSATION

CASH COMPENSATION

  The following table discloses compensation received for the three fiscal years ended June 30, 1996, by the Company's Chief Executive Officer and the four other Named Executive Officers.

                          SUMMARY COMPENSATION TABLE

                                                    LONG-TERM
                                      ANNUAL       COMPENSATION
                                   COMPENSATION       AWARDS
                                 ----------------- ------------
                                                    SECURITIES
      NAME AND PRINCIPAL                            UNDERLYING     ALL OTHER
           POSITION         YEAR  SALARY  BONUS(1)  OPTIONS(#)  COMPENSATION(2)
      ------------------    ---- -------- -------- ------------ ---------------
   William H. Gates........ 1996 $340,618 $221,970         0        $     0
    Chairman of the Board;
     Chief                  1995  275,000  140,580         0              0
    Executive Officer;
     Director               1994  275,000  182,545         0              0
   Steven A. Ballmer....... 1996  271,869  212,905         0          4,875
    Executive Vice
     President,             1995  249,174  162,800         0          4,770
    Sales and Support       1994  238,750  188,112         0          4,722
   Robert J. Herbold....... 1996  471,672  608,245         0         12,633
    Executive Vice
     President; Chief       1995  286,442  453,691   325,000         99,241
    Operating Officer
   Paul A. Maritz.......... 1996  244,382  222,300    24,000          5,175
    Group Vice President,
     Platforms              1995  203,750  138,794   150,000          4,722
                            1994  188,750  160,278    50,000          4,722
   Bernard P. Vergnes...... 1996  398,001  226,191         0              0
    Senior Vice President,
     Microsoft;             1995  356,660  169,785   150,000              0
    President of Microsoft
     Europe                 1994  300,481  196,885    40,000              0

- --------
(1) The amounts disclosed in the Bonus column were all awarded under the Company's Executive Bonus Plan, except that the amounts disclosed for Mr. Herbold include payments of $250,000 each year pursuant to a signing bonus. See the description of Mr. Herbold's employment agreement on page 6.
(2) The amounts disclosed in this column only include Company contributions under the Company's 401(k) plan, except that the 1995 number for Mr. Herbold also includes $93,358 related to the Company's purchase and subsequent sale of his former home in Ohio and $4,758 for life insurance premiums, and the 1996 number also includes $4,758 for life insurance premiums.

COMPENSATION PURSUANT TO STOCK OPTIONS

                       OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth certain information on option grants in fiscal 1996 to the Named Executive Officers.

                                         INDIVIDUAL GRANTS                     POTENTIAL REALIZABLE
                         -------------------------------------------------       VALUE AT ASSUMED
                           NUMBER OF     PERCENT OF                            ANNUAL RATES OF STOCK
                          SECURITIES   TOTAL OPTIONS                          PRICE APPRECIATION FOR
                          UNDERLYING     GRANTED TO   EXERCISE                    OPTION TERM(2)
                            OPTIONS      EMPLOYEES      PRICE   EXPIRATION -----------------------------
     NAME                GRANTED(#)(1) IN FISCAL YEAR ($/SHARE)    DATE    0%($)  5%($)     10%($)
     ----                ------------- -------------- --------- ---------- ----- -------- ----------
William H. Gates........         0          0.00%      $    0      N/A      $ 0  $      0 $        0
Steven A. Ballmer.......         0          0.00            0      N/A        0         0          0
Robert J. Herbold.......         0          0.00            0      N/A        0         0          0
Paul A. Maritz..........    24,000          0.08        96.40   July 2002     0   941,868  2,194,952
Bernard P. Vergnes......         0          0.00            0      N/A        0         0          0

- --------
(1) All options listed were granted pursuant to the 1991 Stock Option Plan. Option exercise prices were generally at the market price when granted. The options have a term of 7 years and vest over 4 1/2 years. The exercise price and federal tax withholding may be paid in cash or with shares of Microsoft stock already owned.
(2) Potential realizable values are based on assumed annual rates of return specified by the Securities and Exchange Commission. By way of comparison, using the same assumed annual rates of stock price appreciation over the seven-year term of the stock options granted in July 1995 above, all Microsoft shareholders would realize the following increases in the market value of their stock: $0 (0% appreciation); $23.1 billion (5% annual appreciation); and $53.8 billion (10% annual appreciation). Microsoft management has consistently cautioned shareholders and option holders that such increases in values are based on speculative assumptions and should not inflate expectations of the future value of their holdings.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

  The following table provides information on option exercises in fiscal 1996 by the Named Executive Officers and the value of such officers' unexercised options at June 30, 1996.

                                                NUMBER OF SECURITIES
                                               UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                           SHARES                    OPTIONS AT           IN-THE-MONEY OPTIONS
                          ACQUIRED    VALUE      FISCAL YEAR-END(#)       AT FISCAL YEAR-END($)
                         ON EXERCISE REALIZED ------------------------- -------------------------
     NAME                    (#)       ($)    EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
     ----                ----------- -------- ----------- ------------- ----------- -------------
William H. Gates........       0       $ 0            0            0    $         0  $         0
Steven A. Ballmer.......       0         0            0            0              0            0
Robert J. Herbold.......       0         0       25,000      300,000      1,446,875   17,362,500
Paul A. Maritz..........       0         0      489,250      211,500     52,591,656   14,580,338
Bernard P. Vergnes......       0         0       37,500      182,500      3,400,938   13,595,312

ROBERT J. HERBOLD EMPLOYMENT AGREEMENT

  Mr. Herbold joined Microsoft in November 1994. Microsoft offered him an attractive compensation package in order to convince him to leave Procter & Gamble after over 25 years at that company. His base salary in fiscal 1996 was $475,000, and he was guaranteed a minimum bonus of $200,000 in each of his first two years. He also received $250,000 upon hiring, and will receive $250,000 per year for three years, payable at each of the first three anniversaries of his hire date. He received stock options for 325,000 shares when he joined the Company. He will not be eligible for additional stock options until 1999. He receives enhanced health and disability benefits during and after his employment. Microsoft agreed to purchase a $650,000 whole life policy and a $1.35 million term life policy to replace policies he had at P&G.

  In the event Mr. Herbold's employment is terminated prior to the fourth anniversary of his hire date, for any reason other than "Misconduct" or voluntary resignation, Microsoft will provide him the following severance benefits: (i) an immediate lump sum payment equal to the greater of (a) all compensation that would have been paid to him if he had continued in Microsoft's employ for four years following his hire date, or (b) the sum of his annual base salary at the time of termination plus the Executive and Merit Bonuses awarded to him for the most recently completed fiscal year, multiplied by two; and (ii) immediate vesting of all unvested options under his 100,000-share option (4 1/2-year vesting schedule) and immediate vesting of that portion of his 225,000-share option (7 1/2-year vesting schedule) which would have vested during the four years following his hire date. If Mr. Herbold's employment is terminated after the fourth anniversary of his hire date, for any reason other than Misconduct or voluntary resignation, the parties will negotiate in good faith a reasonable severance package with a minimum of 18 months' base salary. For severance purposes, Misconduct is limited to the commission of a felony or any other intentional misconduct that has a material adverse effect upon the business or reputation of Microsoft.

                      REPORT OF THE MICROSOFT CORPORATION
                   BOARD OF DIRECTORS COMPENSATION COMMITTEE

  Microsoft's employee compensation policy is to offer a package including a competitive salary, an incentive bonus based upon individual performance goals, competitive benefits, and an efficient workplace environment. The Company also encourages broad-based employee ownership of Microsoft stock through a stock option program in which all employees are eligible to participate.

  The Company's compensation policy for officers is similar to that for other employees, and is designed to promote continued performance and attainment of corporate and personal goals.

  The Compensation Committee of the Board of Directors (comprised entirely of non-employee directors) reviews and approves individual officer salaries, bonus plan financial performance goals, bonus plan allocations, and stock option grants. The Committee also reviews guidelines for compensation, bonus, and stock option grants for non-officer employees.

  Officers of the Company are paid salaries in line with their responsibilities. These salaries are structured to be within the median range of salaries paid by competitors in the computer and other relevant industries. Competitors selected for salary comparison purposes differ from the companies included in the Nasdaq Computer and Data Processing Stocks which is used in the Performance Graph that follows this report. Officers also participate in the Executive Bonus Plan. Each officer is eligible to receive a discretionary bonus of up to 15% of base salary based upon individually established performance goals. Officers are also eligible for financial performance bonuses of up to 90% of base salary, with amounts based on a graduated formula which takes into account predetermined corporate revenue and profit goals and, in the case of officers with profit and loss responsibility, group revenue and profit goals. The maximum total bonus under the Executive Bonus Plan is 105% of base salary. The Compensation Committee establishes aggressive revenue and profit goals as an incentive for superior individual, group, and corporate performance. Likewise, stock option grants to officers (and other employees) promote success by aligning employee financial interests with long-term shareholder value. Stock option grants are based on various subjective factors primarily relating to the responsibilities of the individual officers, and also to their expected future contributions and prior option grants.

  As noted above, the Company's compensation policy is primarily based upon the practice of pay-for-performance. Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to Named Executive Officers. The Committee currently believes that the Company should be able to continue to manage its executive compensation program for Named Executive Offers so as to preserve the related federal income tax deductions.

  The Compensation Committee annually reviews and approves the compensation of William H. Gates, the Chief Executive Officer. Mr. Gates also participates in the Executive Bonus Plan, with his bonus tied to corporate revenue and profit goals, but does not participate in the individual performance portion of the Executive Bonus Plan. His maximum possible bonus is 90% of his base salary. The Committee believes Mr. Gates is paid a reasonable salary, and his bonus is based on the same corporate financial goals as the other officers of the Company. In addition, Mr. Gates is a significant shareholder in the Company, and to the extent his performance as CEO translates into an increase in the value of the Company's stock, all shareholders, including him, share the benefits.

                                          COMPENSATION COMMITTEE

                                          Richard A. Hackborn
                                          David F. Marquardt
                                          Robert D. O'Brien
                                          William G. Reed, Jr.

                               PERFORMANCE GRAPH

  Note: Microsoft management consistently cautions that the stock price performance shown in the graph below should not be considered indicative of potential future stock price performance.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
    AMONG MICROSOFT CORPORATION, S&P 500 INDEX, AND NASDAQ COMPUTER & DATA
                       PROCESSING SERVICES (C&DPS) INDEX

                       [PERFORMANCE GRAPH APPEARS HERE]


Measurement Period           MICROSOFT      S&P          NASDAQ
(Fiscal Year Covered)        CORPORATION    500 INDEX    C&DPS INDEX
- -------------------          -----------    ---------    -----------
Measurement Pt- 6/30/91      $100           $100         $100
FYE  6/30/92                 $154           $110         $138
FYE  6/30/93                 $194           $121         $175
FYE  6/30/94                 $227           $120         $176
FYE  6/30/95                 $398           $147         $287
FYE  6/30/96                 $529           $181         $381


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Rolf Skoglund and Michel Lacombe each filed a late Form 5 reporting the receipt of a single stock option grant in fiscal 1995. Steven A. Ballmer, William H. Gates, Michael J. Maples, David F. Marquardt, William H. Neukom, and Jon A. Shirley each filed a late Form 4 reporting a single transaction. The February 1996 Form 4 reports for Mr. Marquardt and Paul G. Allen were filed on time, but were later amended to include information regarding a single transaction.

2. PROPOSAL FOR AMENDMENT OF 1991 STOCK OPTION PLAN

  In October 1991, the shareholders approved the 1991 Stock Option Plan (the "Option Plan"). The Company is presently authorized to issue 160 million shares of common stock upon the exercise of options granted under the Option Plan.

  The shareholders will be requested at the meeting to approve an amendment to the Option Plan which increases by 100 million the number of shares that may be issued under the Option Plan. The purpose of the Option Plan is to promote Company success by aligning employee financial interests with long-term shareholder value. The Board believes that the number of shares remaining available for issuance will be insufficient to achieve the purpose of the Option Plan over the term of the plan unless the additional shares are authorized. Other non-material changes have been made to the Option Plan by the Board to reflect changes in the Beneficial Ownership Rules of Section 16 of the Securities Exchange Act of 1934. These changes are reflected in the following description. A copy of the Option Plan as proposed to be amended may be obtained upon written request to the Company's Investor Relations Department at the address listed on page 14.

DESCRIPTION OF THE PLAN

  The Option Plan was initially approved by the shareholders in October 1991. As initially approved, the Option Plan reserved 60 million shares (adjusted for stock splits since October 1991) of the Company's common stock for issuance pursuant to stock options to be granted under the Option Plan. In October 1993, the shareholders approved an increase in the number of shares reserved for issuance under the Option Plan by 100 million shares (as adjusted for the May 1994 stock split). The proposed amendment, if approved, would increase the number of shares reserved for issuance under the Option Plan by 100 million shares.

  The Compensation Committee of the Board of Directors (comprised entirely of non-employee directors) has been delegated the authority to grant options under the Option Plan to employees and officers of the Company and to generally exercise all authority of the Board under the Option Plan.

  Incentive stock options and/or nonqualified stock options may be granted to full-time employees of the Company and its subsidiaries during the term of the Option Plan, which expires on August 16, 2001. All employees of the Company or any subsidiary of the Company are eligible to receive options under the Option Plan. No employee may receive options for more than one million shares in any one year.

  Because the officers and employees of the Company who may participate and the amount of their options are determined by the Compensation Committee in its discretion, it is not possible to state the names or positions of, or the number of options that may be granted to, the Company's officers and employees.

  The Compensation Committee will establish the time or times at which options may be exercised and whether all of the options may be exercisable at one time or in increments over time. The option price or procedure for setting the option price shall be established by the Compensation Committee at the time of the granting of an option. For incentive stock options, the option price may not be less than the fair market value of the Company's stock on the date of grant. For nonqualified stock options, the option price may be less than, equal to, or greater than the fair market value of the Company's stock on the date of grant. The Committee has the authority to reset the price of any stock option after the original grant and before exercise. In the event of stock dividends, splits, and similar capital changes, the Option Plan provides for appropriate adjustments in the number of shares available for options and the number and option prices of shares subject to outstanding options.

  The term of each option shall be no more than ten years from the date of grant. Options expire three months following termination of employment (but in no event later than the date of expiration of the term of the option as set forth in the option agreement), except in the case of permanent disability or death. In the case of termination due to permanent disability, the option terminates eighteen months (or such shorter period as specified in the option agreement) from the date the employee ceases to work as a result of the disability (but in no event later than the date of expiration of the term of such option as set forth in the option agreement). In the case of termination due to death, the option terminates six months (or such shorter period as specified in the option agreement) from the date of death (but in no event later than the date of expiration of the term of such option as set forth in the option agreement). The Compensation Committee has the authority to extend the foregoing expiration dates of any outstanding option in circumstances it deems appropriate, provided that it may not extend an option beyond the original term of such option (e.g. ten years from the date of grant).

  The purchase price of the options is typically paid in cash. For nonqualified options, the option holder must also pay the Company, at the time of purchase, the amount of federal, state, and local withholding taxes required to be withheld by the Company. These taxes are also typically paid in cash. Under certain limited circumstances, shares of the Company's common stock may be used by officers for payment of the option price or satisfaction of withholding tax obligations. The Option Plan also permits other forms of payment if authorized by the Board.

  In the event of a proposed sale of all or substantially all of the assets of the Company, or a merger of the Company with and into another corporation, outstanding options shall be assumed or equivalent options shall be substituted by such successor corporation. If the successor corporation refuses to assume options or substitute equivalent options, the Board shall provide all option holders with the right to immediately exercise all of their options, whether vested or unvested.

  In the event of a proposed dissolution or liquidation of the Company, outstanding options will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In such a situation, the Board is authorized to give option holders the right to immediately exercise all of their options, whether vested or unvested.

  The Compensation Committee has the right to substitute or assume options in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Internal Revenue Code of 1986, as amended (the "Code"), applies; provided such substitutions and assumptions are permitted by
Section 424 of the Code and the regulations promulgated thereunder. The number of shares reserved for issuance under the Option Plan may be increased by the corresponding number of options assumed and, in the case of a substitution, by the net increase in the number of shares subject to options before and after the substitution.

  The Option Plan may be modified, amended, or terminated by the Board except with respect to incentive stock options granted prior to such action. The Board shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its subsidiaries may operate to assure the viability of the benefits from options granted to employees employed in such countries and to meet the objectives of the Option Plan. Notwithstanding the foregoing, shareholder approval is required for any amendment which increases the number of shares subject to the Option Plan (other than in connection with automatic adjustments due to changes in capitalization or the assumption or substitution of options in connection with mergers or acquisitions). Shareholder approval may also be required if there are "material changes" to the Option Plan for purposes of Section 162(m) of the Code or to comply with new legislation.

  The issuance of shares of common stock upon the exercise of options is subject to registration with the Securities and Exchange Commission of the shares reserved by the Company under the Option Plan.

  The closing price of the Company's common stock as reported on the Nasdaq Stock Market on September 9, 1996 was $124.875.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE OPTION PLAN

  The federal income tax consequences of an employee's participation in the Option Plan are complex and subject to change. The following discussion, which has been prepared by the law firm of Preston Gates & Ellis, counsel to the Company, is only a summary of the general rules applicable to the Option Plan. Employees should consult their own tax advisors since a taxpayer's particular situation may be such that some variation of the rules described below will apply.

INCENTIVE STOCK OPTIONS

  If an option granted under the Option Plan is treated as an incentive stock option, the optionee will not recognize any income upon either the grant or the exercise of the option, and the Company will not be allowed a deduction for federal tax purposes. Upon a sale of the shares, the tax treatment to the optionee and the Company will depend primarily upon whether the optionee has met certain holding period requirements at the time he or she sells the shares. In addition, as discussed below, the exercise of an incentive stock option may subject the optionee to alternative minimum tax liability.

  If an optionee exercises an incentive stock option and does not dispose of the shares received within two years after the date of such option or within one year after the transfer of the shares to him or her, any gain realized upon the disposition will be characterized as long-term capital gain and, in such case, the Company will not be entitled to a federal tax deduction.

  If the optionee disposes of the shares either within two years after the date the option is granted or within one year after the transfer of the shares to him or her, such disposition will be treated as a disqualifying disposition and an amount equal to the lesser of (1) the fair market value of the shares on the date of exercise minus the purchase price, or (2) the amount realized on the disposition minus the purchase price, will be taxed as ordinary income to the optionee in the taxable year in which the disposition occurs. (However, in the case of gifts, sales to related parties, and certain other transactions, the full difference between the fair market value of the stock and the purchase price will be treated as compensation income). The excess, if any, of the amount realized upon disposition over the fair market value at the time of the exercise of the option will be treated as long-term capital gain if the shares have been held for more than one year following the exercise of the option. In the event of a disqualifying disposition, the Company may withhold income taxes from the optionee's compensation with respect to the ordinary income realized by the optionee as a result of the disqualifying disposition.

  The exercise of an incentive stock option may subject an optionee to alternative minimum tax liability because the excess of the fair market value of the shares at the time an incentive stock option is exercised over the purchase price of the shares is included in income for purposes of the alternative minimum tax even though it is not included in taxable income for purposes of determining the regular tax liability of an employee. Consequently, an optionee may be obligated to pay alternative minimum tax in the year he or she exercises an incentive stock option.

  In general, there will be no federal income tax deductions allowed to the Company upon the grant, exercise, or termination of an incentive stock option. However, in the event an optionee sells or disposes of stock received on the exercise of an incentive stock option in a disqualifying disposition, the Company will be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income, if any, recognized by the optionee upon disposition of the shares, provided that the deduction is not otherwise disallowed under the Code.

NONQUALIFIED STOCK OPTIONS

  Nonqualified stock options granted under the Option Plan do not qualify as "incentive stock options" and will not qualify for any special tax benefits to the optionee. An optionee generally will not recognize any taxable income at the time he or she is granted a nonqualified option. However, upon its exercise, the optionee will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares over the exercise price. The income realized by the optionee will be subject to income and other employee withholding taxes.

  The optionee's basis for determination of gain or loss upon the subsequent disposition of shares acquired upon the exercise of a nonqualified stock option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option. Upon disposition of any shares acquired pursuant to the exercise of a nonqualified stock option, the difference between the sale price and the optionee's basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year at their disposition.

  In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of a nonqualified stock option or a sale or disposition of the shares acquired upon the exercise of a nonqualified stock option. However, upon the exercise of a nonqualified stock option, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an optionee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

VOTE REQUIRED AND BOARD RECOMMENDATION

  The affirmative vote of holders of a majority of the shares of common stock represented at the meeting is required to approve the amendment to the Option Plan. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

3. PROPOSAL FOR APPROVAL OF THE 1997 EMPLOYEE STOCK PURCHASE PLAN

  At the meeting, the shareholders will be requested to approve the 1997 Employee Stock Purchase Plan (the "Purchase Plan"). The Company's 1991 Employee Stock Purchase Plan expires on December 31, 1996, and the Board recommends approval of the new Purchase Plan in order to allow the Company to continue to offer its employees the ability to invest in the Company's common stock at an attractive price. A copy of the Purchase Plan may be obtained upon written request to the Company's Investor Relations Department at the address listed on page 14.

DESCRIPTION OF THE PLAN

  The Purchase Plan, if approved by the shareholders, will allow all employees working more than 20 hours a week and more than five months a year to authorize payroll deductions at a rate of 2, 4, 6, 8, or 10% of base pay (including overtime or bonuses) to be applied toward the purchase of the Company's common stock. There will be 10 million shares of common stock reserved for issuance under the Purchase Plan. As of September 9, 1996, there were approximately 20,282 employees eligible to participate in the Purchase Plan. The Purchase Plan, which is to be administered by the Board, will terminate on December 31, 2002, or earlier at the discretion of the Board or in the event all shares reserved under the plan have been purchased.

  Separate six-month offerings commence on January 1 and July 1 of each year. No employee may purchase more than 1,000 shares of stock during any single offering.

  An employee must authorize a payroll deduction before the start of an offering in order to participate in that offering. On the last business day of the offering, the employee will be deemed to have exercised the option to purchase as many shares as the employee's payroll deduction will allow, at the option price. The option price is 85% of the lesser of (i) the fair market value of the stock on the first business day of the offering, or (ii) the fair market value of the stock on the last business day of the offering. The closing price of the Company's common stock as reported on the Nasdaq Stock Market on September 9, 1996 was $124.875.

  An employee may withdraw from an offering at any time. Upon withdrawal, the amount in the employee's account will be refunded. An employee who has withdrawn from an offering may not again participate in the Purchase Plan until the next offering commences.

  No employee shall be permitted to purchase any shares under the Purchase Plan if such employee, immediately after such purchase, owns shares possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or its parent or subsidiary corporations. The fair market value of all shares purchased by an employee under the Purchase Plan during any calendar year may not exceed $25,000.

  Because the purchase of shares under the Purchase Plan is discretionary with all eligible employees, it would not be meaningful to include information as to the amount of shares which would have been distributable during fiscal 1996 to all employees, or to groups of employees, or to any particular employee of the Company had the Purchase Plan been in effect during the year.

  The Board of Directors may at any time amend or terminate the Purchase Plan, provided that no employee's existing rights under any offering already commenced may be adversely affected thereby. No amendment may be made to the Purchase Plan without prior approval of the shareholders of the Company if such amendment would increase the number of shares reserved thereunder, materially modify the eligibility requirements, or materially increase the benefits that may accrue to participants.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE PURCHASE PLAN

  The federal income tax consequences of an employee's purchases under the Purchase Plan will vary. The following discussion, which has been prepared by the law firm of Preston Gates & Ellis, counsel to the Company, is only a summary of the general federal income tax rules applicable to the Purchase Plan. Employees should consult their own tax advisors since a taxpayer's particular situation may be such that some variation of the rules described below will apply.

  The Purchase Plan and the right of participants to make purchases thereunder are intended to qualify under the provisions of Section 421 and 423 of the Code. Under those provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. However, a participant may become liable for tax upon dispositions of shares acquired under the Purchase Plan (or if he or she dies holding such shares), and the tax consequences will depend on how long a participant has held the shares prior to disposition.

  If the shares are disposed of (a) at least two years after the date of the beginning of the offering period and (b) at least one year after the stock is purchased in accordance with the Purchase Plan (or if the employee dies while holding the shares), the following tax consequences will apply.

  In this event, the lesser of (a) the excess of fair market value of the shares at the time of such disposition over the purchase price of the shares (the "option price"), or (b) the excess of the fair market value of the shares at the time the option was granted over the option price (which option price will be computed as of the offering date) will be treated as ordinary income to the participant. Any further gain upon disposition generally will be taxed at long-term capital gain rates. If the shares are sold and the sales price is less than the option price, there is no ordinary income and the participant has a long-term capital loss equal to the difference. If an employee holds the shares for this period, no deduction in respect of the disposition of such shares will be allowed to the Company.

  If the shares are sold or disposed of (including by way of gift) before the expiration of either the two year or the one year holding periods described above, the following tax consequences will apply.

  In this event, the amount by which the fair market value of the shares on the date the option is exercised (which is the last business day of the offering period and which is hereafter referred to as the "termination date") exceeds the option price will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares is made. The balance of any gain will be treated as capital gain and will qualify for long-term capital gain treatment if the shares have been held for more than one year following the exercise of the option. Even if the shares are sold for less than their fair market value on the termination date, the same amount of ordinary income is attributed to a participant and a capital loss is allowed equal to the difference between the sales price and the value of such shares on such termination date. The Company, in the event of an early disposition, will be allowed a deduction for federal income tax purposes equal to the ordinary income realized by the disposing employee.

VOTE REQUIRED AND BOARD RECOMMENDATION

  The affirmative vote of holders of a majority of the shares of common stock represented at the meeting is required to approve the Purchase Plan. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

PROPOSALS OF SHAREHOLDERS

  Proposals of shareholders intended to be presented at the 1997 Annual Meeting of Shareholders must be received by the Company no later than May 30, 1997 to be included in the Company's Proxy Statement and form of proxy related to that meeting.

SOLICITATION OF PROXIES

  The proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. Proxies may be solicited by officers, directors, and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. Also, W.F. Doring & Co. may solicit proxies at an approximate cost of $12,500 plus reasonable expenses. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph, or messenger. The Company will pay persons holding shares of common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to their principals. All of the costs of solicitation of proxies will be paid by the Company.

VOTING TABULATION

  Vote Required: Under the Washington Business Corporation Act, the election of the Company's Directors requires a plurality of the votes represented in person or by proxy at the meeting, and the other proposals described in the accompanying Notice to Shareholders, including the approval of the amendment to the 1991 Stock Option Plan and approval of the 1997 Employee Stock Purchase Plan, require that the votes in favor exceed the votes against the proposal. Votes cast by proxy or in person at the meeting will be tabulated by ChaseMellon Shareholder Services.

  Effect of an Abstention and Broker Non-Votes: A shareholder who abstains from voting on any or all proposals will be included in the number of shareholders present at the meeting for the purpose of determining the presence of a quorum. Abstentions will not be counted either in favor of or against the election of the nominees or other proposals. Under the rules of the National Association of Securities Dealers, brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients may vote their clients' proxies in their own discretion except as to Proposal 2 relating to the amendment to the 1991 Stock Option Plan.

AUDITORS

  Representatives of Deloitte & Touche LLP, independent public auditors for the Company for fiscal 1996 and the current fiscal year, will be present at the Annual Meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions.

OTHER MATTERS

  The Board of Directors does not intend to bring any other business before the meeting, and so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. However, as to any other business which may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

DATED: Redmond, Washington, September 27, 1996.

  A COPY OF THE COMPANY'S FORM 10-K REPORT FOR FISCAL YEAR 1996, CONTAINING INFORMATION ON OPERATIONS, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE UPON REQUEST. PLEASE WRITE TO:

                     INVESTOR RELATIONS DEPARTMENT
                     MICROSOFT CORPORATION
                     ONE MICROSOFT WAY
                     REDMOND, WASHINGTON 98052

                             MICROSOFT CORPORATION

                       1991 STOCK OPTION PLAN, AS AMENDED


     1.  Purpose of the Plan.  The purposes of this Stock Option Plan are to
         -------------------
attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to such individuals, and to promote the success of the Company's business by aligning employee financial interests with long-term shareholder value.

     Options granted hereunder may be either Incentive Stock Options or Nonqualified Stock Options, at the discretion of the Board and as reflected in the terms of the written option agreement.

     2.  Definitions.  As used herein, the following definitions shall apply:
         -----------

     (a) "Board" shall mean the Committee, if such Committee has been
          -----
appointed, or the Board of Directors of the Company, if such Committee has not been appointed.

     (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.
          ----

     (c) "Committee" shall mean the Committee appointed by the Board of
          ---------
Directors in accordance with paragraph (a) of Section 4 of the Plan, if one is appointed; provided, however, if the Board of Directors appoints more than one Committee pursuant to Section 4, then "Committee" shall refer to the appropriate Committee, as indicated by the context of the reference.

     (d) "Common Shares" shall mean the common shares of Microsoft Corporation.
          -------------

     (e) "Company" shall mean Microsoft Corporation, a Washington corporation
          -------
and any successor thereto.

     (f) "Continuous Status as an Employee" shall mean the absence of any
          --------------------------------
interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of sick leave, maternity leave, infant care leave, medical emergency leave, military leave, or any other leave of absence authorized in writing by a Vice President of the Company prior to its commencement.

     (g) "Employee" shall mean any person, including officers, employed by the
          --------
Company or any Parent or Subsidiary of the Company.

     (h)  "Incentive Stock Option" shall mean any Option intended to qualify as
           ----------------------
an incentive stock option within the meaning of Section 422 of the Code.

     (i)  "Maximum Annual Employee Grant" shall have the meaning set forth in
          -------------------------------
Section 5(e).

     (j) "Non-Employee Director" shall have the same meaning as defined or interpreted for purposes of Rule 16b-3 (including amendments and successor provisions) as promulgated by the Securities and Exchange Commission pursuant to its authority under the Exchange Act ("Rule 16b-3").

     (k)  "Nonqualified Stock Option" shall mean an Option not intended to
           -------------------------
qualify as an Incentive Stock Option.

     (l)  "Option" shall mean a stock option granted pursuant to the Plan.
           ------

     (m)  "Optioned Shares" shall mean the Common Shares subject to an Option.
           ---------------

     (n)  "Optionee" shall mean an Employee who receives an Option.
           --------

     (o)  "Outside Director" shall have the same meaning as defined or
          ------------------
interpreted for purposes of Section 162(m) of the Code.

     (p)  "Parent" shall mean a "parent corporation," whether now or hereafter
           ------
existing, as defined in Section 424(e) of the Code.

     (q)   "Plan" shall mean this 1991 Stock Option Plan, including any
            ----
amendments thereto.

     (r)   "Share" shall mean one Common Share, as adjusted in accordance with
            -----
Section 11 of the Plan.

     (s)   "Subsidiary" shall mean (i) in the case of an Incentive Stock
            ----------
Option a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code, and (ii) in the case of a Nonqualified Stock Option, in addition to a subsidiary corporation as defined in (i), a limited liability company, partnership or other entity in which the Company controls 50 percent or more of the voting power or equity interests.

     3.  Shares Subject to the Plan.  Subject to the provisions of Section 11 of
         --------------------------
the Plan, the maximum aggregate number of shares which may be optioned and sold under the Plan is 260,000,000 Common Shares. The Shares may be authorized, but unissued, or reacquired Common Shares.

     If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

     4.  Administration of the Plan.
         --------------------------

     (a) Procedure.  The Plan shall be administered by the Board of Directors of
         ---------
the Company.

         (1) The Board of Directors may appoint one or more Committees each consisting of not less than two members of the Board of Directors to administer the Plan on behalf of the Board of Directors, subject to such terms and conditions as the Board of Directors may prescribe. Once appointed, such Committees shall continue to serve until otherwise directed by the Board of Directors.

         (2) Any grants of Options to officers who are subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") shall be made by (i) a Committee of two or more directors, each of whom is a Non-Employee Director and an Outside Director or (ii) as otherwise permitted by both Rule 16b-3, Section 162(m) of the Code and other applicable regulations.

         (3) Subject to the foregoing subparagraphs (1) and (2), from time to time the Board of Directors may increase the size of the Committee(s) and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, or fill vacancies however caused.

     (b)  Powers of the Board.  Subject to the provisions of the Plan, the Board
          -------------------
shall have the authority, in its discretion: (i) to grant Incentive Stock Options or Nonqualified Stock Options; (ii) to determine, in accordance with
Section 8(b) of the Plan, the fair market value of the Shares; (iii) to determine, in accordance with Section 8(a) of the Plan, the exercise price per share of Options to be granted; (iv) to determine the Employees to whom, and the time or times at which, Options shall be granted and the number of Shares to be represented by each Option; (v) to interpret the Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option; (viii) to reduce the exercise price per share of outstanding and unexercised Options; (ix) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option; (x) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board; and (xi) to make all other determinations deemed necessary or advisable for the administration of the Plan.

     (c) Effect of Board's Decision.  All decisions, determinations, and
         --------------------------
interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

     5.  Eligibility.
         -----------

     (a) Options may be granted only to Employees. For avoidance of doubt, directors are not eligible to participate in the Plan unless they are full-time Employees.

     (b) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonqualified Stock Option. However, notwithstanding such designations, to the extent that the aggregate fair market value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company) exceeds $100,000, such Options shall be treated as Nonqualified Stock Options.

     (c) For purposes of Section 5(b), Options shall be taken into account in the order in which they were granted, and the fair market value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

     (d) Nothing in the Plan or any Option granted hereunder shall confer upon any Optionee any right with respect to continuation of employment with the Company, nor shall it interfere in any way with the Optionee's right or the Company's right to terminate the employment relationship at any time, with or without cause.

     (e) The maximum number of Shares with respect to which an Option or Options may be granted to any Employee in any one taxable year of the Company shall not exceed 1,000,000 shares (the "Maximum Annual Employee Grant").

     6.  Term of Plan.  The Plan shall become effective upon its adoption by the
         ------------
Board. It shall continue in effect until August 16, 2001, unless sooner terminated under Section 14 of the Plan.

     7.  Term of Option.  The term of each Option shall be no more than ten (10)
         --------------
years from the date of grant. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns Shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company or any Parent or Subsidiary, the term of the Option shall be no more than five (5) years from the date of grant.


     8.  Exercise Price and Consideration.
         --------------------------------

     (a) The per Share exercise price under each Option shall be such price as is determined by the Board, subject to the following:

          (1)  In the case of an Incentive Stock Option

               (i) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of grant.

               (ii) granted to any other Employee, the per Share exercise price shall be no less than 100% of the fair market value per Share on the date of grant.

          (2) In the case of a Nonqualified Stock Option the per Share exercise price may be less than, equal to, or greater than the fair market value per Share on the date of grant.

     (b) The fair market value per Share shall be the closing price per share of the Common Share on the Nasdaq Stock Market ("Nasdaq") on the date of grant. If the Shares cease to be listed on Nasdaq, the Board shall designate an alternative method of determining the fair market value of the Shares.

     (c) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board at the time of grant and may consist of cash and/or check. Payment may also be made by delivering a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds necessary to pay the exercise price. If the Optionee is an officer of the Company within the meaning of Section 16 of the Exchange Act, he may in addition be allowed to pay all or part of the purchase price with Shares.
Shares used by officers to pay the exercise price shall be valued at their fair market value on the exercise date.

     (d) Prior to issuance of the Shares upon exercise of an Option, the Optionee shall pay any federal, state, and local withholding obligations of the Company, if applicable. If an Optionee is an officer of the Company within the meaning of Section 16 of the Exchange Act, he may elect to pay such withholding tax obligations by having the Company withhold Shares having a value equal to the amount required to be withheld. The value of the Shares to be withheld shall equal the fair market value of the Shares on the day the Option is exercised. The right of an officer to dispose of Shares to the Company in satisfaction of withholding tax obligations shall be deemed to be approved as part of the initial grant of an option, unless thereafter rescinded, and shall otherwise be made in compliance with Rule 16b-3 and other applicable regulations.

     9.  Exercise of Option.
         ------------------

     (a)  Procedure for Exercise; Rights as a Shareholder. Any Option granted
          -----------------------------------------------
hereunder shall be exercisable at such times and under such conditions as determined by the Board at the time of grant, and as shall be permissible under the terms of the Plan.

     An Option may not be exercised for a fraction of a Share.

     An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the share certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such share certificate promptly upon exercise of the Option. In the event that the exercise of an Option is treated in part as the exercise of an Incentive Stock Option and in part as the exercise of a Nonqualified Stock Option pursuant to Section 5(b), the Company shall issue a share certificate evidencing the Shares treated as acquired upon the exercise of an Incentive Stock Option and a separate share certificate evidencing the Shares treated as acquired upon the exercise of a Nonqualified Stock Option, and shall identify each such certificate accordingly in its share transfer records. No adjustment will be made for a dividend or other right for which the record date is prior to the date the share certificate is issued, except as provided in Section 11 of the Plan.

     Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

     (b)  Termination of Status as Employee.  In the event of termination of an
          ---------------------------------
Optionee's Continuous Status as an Employee, such Optionee may exercise stock options to the extent exercisable on the date of termination. Such exercise must occur within three (3) months (or such shorter time as may be specified in the grant), after the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement). To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or does not exercise such Option within the time specified herein, the Option shall terminate.

     (c)  Disability of Optionee.  Notwithstanding the provisions of Section
          ----------------------
9(b) above, in the event of termination of an Optionee's Continuous Status as an Employee as a result of total and permanent disability (i.e., the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of twelve (12) months), the Optionee may exercise the Option, but only to the extent of the right to exercise that would have accrued had the Optionee remained in Continuous Status as an Employee for a period of twelve (12) months after the date on which the Employee ceased working as a result of the total and permanent disability. Such exercise must occur within eighteen (18) months (or such shorter time as is specified in the grant) from the date on which the Employee ceased working as a result of the total and permanent disability (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement). To the extent that the Optionee was not entitled to exercise such Option within the time specified herein, the Option shall terminate.

     (d)  Death of Optionee.  Notwithstanding the provisions of Section 9(b)
          -----------------
above, in the event of the death of an Optionee:

          (i) who is at the time of death an Employee of the Company, the Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as an Employee twelve (12) months after the date of death; or

          (ii) whose Option has not yet expired but whose Continuous Status as an Employee terminated prior to the date of death, the Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

     (e) Notwithstanding subsections (b), (c), and (d) above, the Board shall have the authority to extend the expiration date of any outstanding option in circumstances in which it deems such action to be appropriate (provided that no such extension shall extend the term of an option beyond the date on which the option would have expired if no termination of the Employee's Continuous Status as an Employee had occurred).

     10.  Non-Transferability of Options.  The Option may not be sold, pledged,
          ------------------------------
assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee; provided that the Board may permit further transferability, on a general or specific basis, and may impose conditions and limitations on any permitted transferability.

     11.  Adjustments Upon Changes in Capitalization or Merger. Subject to any
          ----------------------------------------------------
required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, the Maximum Annual Employee Grant and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination, or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

     In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise an Option as to all or any part of the Optioned Shares, including Shares as to which the Option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless such successor corporation does not agree to assume the Option or to substitute an equivalent option, in which case the Board shall, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option as to all of the Optioned Shares, including Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option will terminate upon the expiration of such period.

     12.  Time of Granting Options.  The date of grant of an Option shall, for
          ------------------------
all purposes, be the date on which the Company completes the corporate action relating to the grant of an option and all conditions to the grant have been satisfied, provided that conditions to the exercise of an option shall not defer the date of grant. Notice of a grant shall be given to each Employee to whom an Option is so granted within a reasonable time after the determination has been made.

     13.  Substitutions and Assumptions.  The Board shall have the right to
          -----------------------------
substitute or assume Options in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies, provided such substitutions and assumptions are permitted by Section 424 of the Code and the regulations promulgated thereunder. The number of Shares reserved pursuant to Section 3 may be increased by the corresponding number of Options assumed and, in the case of a substitution, by the net increase in the number of Shares subject to Options before and after the substitution.

     14.  Amendment and Termination of the Plan.
          -------------------------------------

     (a)  Amendment and Termination.  The Board may amend or terminate the Plan
          -------------------------
from time to time in such respects as the Board may deem advisable (including, but not limited to amendments which the Board deems appropriate to enhance the Company's ability to claim deductions related to stock option exercises); provided that any increase in the number of Shares subject to the Plan, other than in connection with an adjustment under Section 11 of the Plan, shall require approval of or ratification by the shareholders of the Company.

     (b)  Employees in Foreign Countries.  The Board shall have the authority to
          ------------------------------
adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Subsidiaries may operate to assure the viability of the benefits from Options granted to Employees employed in such countries and to meet the objectives of the Plan.

     (c)  Effect of Amendment or Termination.  Any such amendment or termination
          ----------------------------------
of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

     15.  Conditions Upon Issuance of Shares.  Shares shall not be issued
          ----------------------------------
pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     16.  Reservation of Shares.  The Company, during the term of this Plan,
          ---------------------
will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     17.  Shareholder Approval.  The Plan, as amended, is subject to approval by
          --------------------
the shareholders of the Company at the Annual Meeting of Shareholders to be held on November 12, 1996. If the Plan, as herein amended, is not so approved by the shareholders, the Plan, as previously approved, shall continue in effect.


[The number of shares in Sections 3 and 5(e) have been increased to reflect the 2-for-1 stock split in May 1994.]

                             MICROSOFT CORPORATION
                       1997 EMPLOYEE STOCK PURCHASE PLAN



     Microsoft Corporation (the "Company") does hereby establish its 1997 Employee Stock Purchase Plan as follows:

     1.  Purpose of the Plan.  The purpose of this Plan is to provide eligible
         -------------------
employees who wish to become shareholders in the Company a convenient method of doing so. It is believed that employee participation in the ownership of the business will be to the mutual benefit of both the employees and the Company.
It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

     2.  Definitions.
         -----------

          2.1 "Base pay" means regular straight time earnings, plus review cycle bonuses and overtime payments, payments for incentive compensation, and other special payments except to the extent that any such item is specifically excluded by the Board of Directors of the Company (the "Board").

          2.2 "Account" shall mean the funds accumulated with respect to an individual employee as a result of deductions from his paycheck for the purpose of purchasing stock under this Plan. The funds allocated to an employee's account shall remain the property of the respective employee at all times but may be commingled with the general funds of the Company.

     3.   Employees Eligible to Participate.  Any employee of the Company or any
          ---------------------------------
of its subsidiaries who is in the employ of the Company on one or more offering dates is eligible to participate in the Plan, except (a) employees whose customary employment is less than 20 hours per week, and (b) employees whose customary employment is for not more than five months in any calendar year.

     4.   Offerings.  There will be twelve separate consecutive six-month
          ---------
offerings pursuant to the Plan. The first offering shall commence on January 1, 1997. Thereafter, offerings shall commence on each subsequent July 1 and January 1, and the final offering under this Plan shall commence on July 1, 2002 and terminate on December 31, 2002. In order to become eligible to purchase shares, an employee must sign an Enrollment Agreement, and any other necessary papers on or before the commencement date (January 1 or July 1) of the particular offering in which he wishes to participate. Participation in one offering under the Plan shall neither limit, nor require, participation in any other offering.

     5.   Price.  The purchase price per share shall be the lesser of (1) 85% of
          -----
the fair market value of the stock on the offering date; or (2) 85% of the fair market value of the stock on the last business day of the offering. Fair market value shall mean the closing bid price as reported on the National Association of Securities Dealers Automated Quotation System or, if the stock is traded on a stock exchange, the closing price for the stock on the principal such exchange.

     6.   Offering Date.  The "offering date" as used in this Plan shall be the
          -------------
commencement date of the offering, if such date is a regular business day, or the first regular business day following such commencement date. A different date may be set by resolution of the Board.

     7.   Number of Shares to be Offered.  The maximum number of shares that
          ------------------------------
will be offered under the Plan is 10,000,000 shares. The shares to be sold to participants under the Plan will be common stock of the Company. If the total number of shares for which options are to be granted on any date in accordance with Section 10 exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable. In such event, the payroll deductions to be made pursuant to the authorizations therefor shall be reduced accordingly and the Company shall give written notice of such reduction to each employee affected thereby.

     8.  Participation.
         -------------

          8.1 An eligible employee may become a participant by completing an Enrollment Agreement provided by the Company and filing it with Shareholder Services prior to the Commencement of the offering to which it relates.

          8.2 Payroll deductions for a participant shall commence on the offering date, and shall end on the termination date of such offering unless earlier terminated by the employee as provided in Paragraph 14.

     9.  Payroll Deductions.
         ------------------

          9.1 At the time a participant files his authorization for a payroll deduction, he shall elect to have deductions made from his pay on each payday during the time he is a participant in an offering at the rate of 2%, 4%, 6%, 8%, or 10% of his base pay.

          9.2 All payroll deductions made for a participant shall be credited to his account under the Plan. A participant may not make any separate cash payment into such account nor may payment for shares be made other than by payroll deduction.

          9.3 A participant may discontinue his participation in the Plan as provided in Section 14, but no other change can be made during an offering and, specifically, a participant may not alter the rate of his payroll deductions for that offering.

     10.  Granting of Option.  On the offering date, this Plan shall be deemed
          ------------------
to have granted to the participant an option for as many full shares as he will be able to purchase with the payroll deductions credited to his account during his participation in that offering. Notwithstanding the foregoing, no participant may purchase more than 1,000 shares of stock during any single offering.

     11.  Exercise of Option.  Each employee who continues to be a participant
          ------------------
in an offering on the last business day of that offering shall be deemed to have exercised his option on such date and shall be deemed to have purchased from the Company such number of full shares of common stock reserved for the purpose of the Plan as his accumulated payroll deductions on such date will pay for at the option price.

     12.  Employee's Rights as a Shareholder. No participating employee shall
          ----------------------------------
have any right as a shareholder with respect to any shares until the shares have been purchased in accordance with Section 11 above and the stock has been issued by the Company.

     13.  Evidence of Stock Ownership.
          ---------------------------

          13.1 Promptly following the end of each offering, the number of shares of common stock purchased by each participant shall be deposited into an account established in the participant's name at a stock brokerage or other financial services firm designated by the Company (the "ESPP Broker").

          13.2 The participant may direct, by written notice to the Company at the time of his enrollment in the Plan, that his ESPP Broker account be established in the names of the participant and one other person designated by the participant, as joint tenants with right of survivorship, tenants in common, or community property, to the extent and in the manner permitted by applicable law.

          13.3 A participant shall be free to undertake a disposition (as that term is defined in Section 424(c) of the Code) of the shares in his account at any time, whether by sale, exchange, gift, or other transfer of legal title, but in the absence of such a disposition of the shares, the shares must remain in the participant's account at the ESPP Broker until the holding period set forth in Section 423(a) of the Code has been satisfied. With respect to shares for which the Section 423(a) holding period has been satisfied, the participant may move those shares to another brokerage account of participant's choosing or request that a stock certificate be issued and delivered to him.

          13.4 A participant who is not subject to payment of U.S. income taxes may move his shares to another brokerage account of his choosing or request that a stock certificate be issued and delivered to him at any time, without regard to the satisfaction of the Section 423(a) holding period.

     14.  Withdrawal.
          ----------

          14.1 An employee may withdraw from an offering, in whole but not in part, at any time prior to the last business day of such offering by delivering a Withdrawal Notice to the Company, in which event the Company will refund the entire balance of his deductions as soon as practicable thereafter.

          14.2 To re-enter the Plan, an employee who has previously withdrawn must file a new Enrollment Agreement in accordance with Section 8.1. The employee's re-entry into the Plan will not become effective before the beginning of the next offering following his withdrawal, and if the withdrawing employee is an officer of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934 he may not re-enter the Plan before the beginning of the second offering following his withdrawal.

     15.  Carryover of Account.  At the termination of each offering the Company
          --------------------
shall automatically re-enroll the employee in the next offering, and the balance in the employee's account shall be used for option exercises in the new offering, unless the employee has advised the Company otherwise. Upon termination of the Plan, the balance of each employee's account shall be refunded to him.

     16.  Interest.  No interest will be paid or allowed on any money in the
          --------
accounts of participating employees.

     17.  Rights Not Transferable.  No employee shall be permitted to sell,
          -----------------------
assign, transfer, pledge, or otherwise dispose of or encumber either the payroll deductions credited to his account or any rights with regard to the exercise of an option or to receive shares under the Plan other than by will or the laws of descent and distribution, and such right and interest shall not be liable for, or subject to, the debts, contracts, or liabilities of the employee. If any such action is taken by the employee, or any claim is asserted by any other party in respect of such right and interest whether by garnishment, levy, attachment or otherwise, such action or claim will be treated as an election to withdraw funds in accordance with Section 14.

     18.  Termination of Employment.  Upon termination of employment for any
          -------------------------
reason whatsoever, including but not limited to death or retirement, the balance in the account of a participating employee shall be paid to the employee or his estate.

     19.  Amendment or Discontinuance of the Plan.  The Board shall have the
          ---------------------------------------
right to amend, modify, or terminate the Plan at any time without notice, provided that no employee's existing rights under any offering already made under Section 4 hereof may be adversely affected thereby, and provided further that no such amendment of the Plan shall, except as provided in Section 20, increase above 10,000,000 shares the total number of shares to be offered unless shareholder approval is obtained therefor.

     20.  Changes in Capitalization.  In the event of reorganization,
          -------------------------
recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offerings of rights, or any other change in the structure of the common shares of the Company, the Board may make such adjustment, if any, as it may deem appropriate in the number, kind, and the price of shares available for purchase under the Plan, and in the number of shares which an employee is entitled to purchase.

     21.  Share Ownership.  Notwithstanding anything herein to the contrary, no
          ---------------
employee shall be permitted to subscribe for any shares under the Plan if such employee, immediately after such subscription, owns shares (including all shares which may be purchased under outstanding subscriptions under the Plan) possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or of its parent or subsidiary corporations. For the foregoing purposes the rules of Section 425(d) of the Internal Revenue Code of 1986 shall apply in determining share ownership. In addition, no employee shall be allowed to subscribe for any shares under the Plan which permits his rights to purchase shares under all "employee stock purchase plans" of the Company and its subsidiary corporations to accrue at a rate which exceeds $25,000 of the fair market value of such shares (determined at the time such right to subscribe is granted) for each calendar year in which such right to subscribe is outstanding at any time.

     22.  Administration.  The Plan shall be administered by the Board.  The
          --------------
Board shall be vested with full authority to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination, decision, or action of the Board in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding upon all participants and any and all persons claiming under or through any participant.

     The Board may delegate any or all of its authority hereunder to such committee as it may designate.

     23.  Notices.  All notices or other communications by a participant to the
          -------
Company under or in connection with the Plan shall be deemed to have been duly given when received by Shareholder Services of the Company or when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     24.  Termination of the Plan.  This Plan shall terminate at the earliest of
          -----------------------
the following:

          24.1  December 31, 2002;

          24.2 The date of the filing of a Statement of Intent to Dissolve by the Company or the effective date of a merger or consolidation wherein the Company is not to be the surviving corporation, which merger or consolidation is not between or among corporations related to the Company. Prior to the occurrence of either of such events, on such date as the Company may determine, the Company may permit a participating employee to exercise the option to purchase shares for as many full shares as the balance of his account will allow at the price set forth in accordance with Section 5. If the employee elects to purchase shares, the remaining balance of his account will be refunded to him after such purchase.

          24.3  The date the Board acts to terminate the Plan in accordance with
Section 19 above.

          24.3 The date when all shares reserved under the Plan have been purchased.

     25.  Limitations on Sale of Stock Purchased Under the Plan. The Plan is
          -----------------------------------------------------
intended to provide common stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his own affairs. An employee, therefore, may sell stock purchased under the Plan at any time he chooses, subject to compliance with any applicable Federal or state securities laws. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

     26.  Governmental Regulation.  The Company's obligation to sell and deliver
          -----------------------
shares of the Company's common stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such shares.

- --------------------------------------------------------------------------------
                                                             Please mark
                                                            your votes as    [X]
                                                             indicated in
                                                             this example


This proxy when properly signed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3.

1.  ELECTION OF DIRECTORS:
    William H. Gates         David F. Marquardt
    Paul G. Allen            Robert D. O'Brien
    Jill E. Barad            William G. Reed, Jr.
    Richard A. Hackborn      Jon A. Shirley

    FOR [_]      NOT FOR [_]

Except vote withheld from following nominee(s) listed in space provided below:

- --------------------------------------------------------------------------------

2.  Proposal to amend the 1991 Stock Option Plan.

    FOR [_]         AGAINST [_]         ABSTAIN [_]

3.  Proposal to approve the 1997 Employee Stock Purchase Plan.

    FOR [_]         AGAINST [_]         ABSTAIN [_]

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


Signature(s)_______________________________________________   Date_____________

IMPORTANT--PLEASE SIGN AND RETURN PROMPTLY. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.
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

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PROXY

        FOR ANNUAL MEETING OF THE SHAREHOLDERS OF MICROSOFT CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints WILLIAM H. GATES and ROBERT J. HERBOLD, and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of the Company to be held at the Meydenbauer Center, 11100 N.E. 6th Street, Bellevue, Washington on November 12, 1996 at 8:00 a.m. and at any adjournments thereof.

      (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)


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